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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-3 (No. 333-19765 and No. 33-77782) and in the Registration Statements on Form S-8 (No. 333-19767, No. 33-42383, and No. 33-64423) of All American Communications, Inc. and subsidiaries of our report dated February 27, 1997 appearing on page F-1 of this Form 10-K.


PRICE WATERHOUSE LLP
-----------------------
Price Waterhouse LLP
Los Angeles, California
March 25, 1997